EXHIBIT 32

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, , Christopher Every, Chief Executive Officer of Enhance Biotech, Inc. (the Company) and Linden J.H. Boyne, Chief Financial Officer of the Company, do each certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The annual report on Form 10-QSB of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Christopher Every
-----------------------
Christopher Every
Chief Executive Officer
June 28, 2004


/s/ Linden J H Boyne.
-----------------------
Linden J H Boyne
Chief Financial Officer
June 28, 2004

                                  END OF FILING